UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2013 (August 19, 2013)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	0-26176	88-0336997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by DISH Network Corporation (the “Corporation”) in its Current Report on Form 8-K filed on July 31, 2013, the Corporation no longer has three audit committee members as required by NASDAQ Listing Rule 5605(c)(2) effective July 31, 2013.  In addition, as previously disclosed in the same Current Report on Form 8-K, the Corporation provided the required notice to NASDAQ to this effect on July 31, 2013 and indicated the Corporation’s intention to rely on the cure period specified in NASDAQ Listing Rule 5605(c)(4)(B) until the audit committee vacancy is filled.

On August 19, 2013, the Corporation received a letter from NASDAQ that acknowledged the Corporation’s notice.  The letter from NASDAQ also confirmed that, consistent with NASDAQ Listing Rule 5605(c)(4), the Corporation would be entitled to a cure period to regain compliance with NASDAQ Listing Rule 5605(c)(2) until the earlier of the Corporation’s next annual shareholders’ meeting or July 31, 2014 (or, if such meeting is held before January 27, 2014, until January 27, 2014).  This Current Report on Form 8-K is being filed solely to comply with NASDAQ listing rules requiring public announcement of the Corporation’s receipt of the letter from NASDAQ.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION

Date: August 23, 2013	By:	/s/R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary